EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form SB-2 (No. 333-122338) of Wits Basin Precious Minerals Inc., and subsidiaries of our report dated March 21, 2005, which appears on page F-2 of this annual report on Form 10-KSB.

/s/ Carver Moquist & O’Connor, LLC

Minneapolis, Minnesota
March 21, 2005